Exhibit 99.1

Selectica, Inc. to Change Name to Determine, Inc.

San Mateo, CA, October 16, 2015 – Selectica, Inc. (NASDAQ:  SLTC), a leading global provider of SaaS enterprise contract lifecycle management, supply management, strategic sourcing, and procure-to-pay solutions, today announced it is changing its corporate name to Determine, Inc. and its ticker symbol to DTRM. The new symbol will become effective as of the opening of trading on Monday, October 19, 2015.

This change does not require action by company’s shareholders.

Supporting Resources

Selectica “Social Contracting” blog
Selectica on LinkedIn
Selectica on Twitter
Selectica on Facebook
Selectica on YouTube
Selectica guides & misc. resources

About Determine, Inc.

Determine (NASDAQ: DTRM) (formerly Selectica, Inc.) is a global provider of SaaS enterprise contract lifecycle management, supply management, strategic sourcing, and procure-to-pay solutions. As a recognized leader in the industry, Determine provides deep innovative capabilities in Enterprise Contract Lifecycle Management, eProcurement, eSourcing, Spend and Procurement Analysis, Supplier Information Management, Invoicing, and Catalog Management. Since 1996, Determine has helped global companies actively manage their contracts throughout the sales, procurement, and legal life cycle. Determine’s enterprise contract lifecycle management, strategic sourcing, and procure-to-pay software solutions drive critical operational business value that effectively accelerate revenue opportunities and minimize risk through compliance. A recognized leader in the industry, our patented technology assists customers across a myriad of industries—including high-tech, telecommunications, manufacturing, healthcare, and financial services. Determine also provides a powerful configuration engine, which Fortune 500 companies use to increase revenue by facilitating the right combination of products, services, and price.

Forward-looking Statements

Certain statements in this release and elsewhere by Determine are forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements regarding business outlook, assessment of market conditions, anticipated financial and operating results, strategies, product and channel development, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to fluctuations in demand for Determine’s products and services, risks of losing key personnel or customers, protection of the company’s intellectual property and government policies and regulations, including, but not limited to those affecting the company’s industry. Determine undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the company can be found in the company’s most recent Form 10-K as filed by the company with the Securities and Exchange Commission.

Contacts

Investor Relations:

Budd Zuckerman
+1.303.415.0200
bzuckerman@genesisselect.com

Media Relations:

Rose Lee
Selectica
+1.650.532.1590
pr@selectica.com